February 27, 2004



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND


Dear Sirs:

         John Hancock Tax-Advantaged Dividend Income Fund (the "Fund"), a Massachusetts business trust, hereby notifies The Bank of New York (the "Bank") that the Fund desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective February 27, 2004.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.

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THE BANK OF NEW YORK                                 JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND



By:                                                  By:
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   Name:  Edward G. McGann                              Name:    Maureen Ford Goldfarb
   Title:     Vice President                            Title:   Chairman, President, and CEO



Attest:                                              Attest:
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